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                                                                     EXHIBIT 4.1



NUMBER                               [EAGLE]                              SHARES
------                                                                    ------


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                    NMHH CO.

                     Common Stock, par value $.01 per share


THIS CERTIFIES THAT -Specimen- is the owner of _______________________ fully paid and non-assessable shares of common stock of the par value of $.01 each of
                                    NMHH CO.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.



Dated _______________________________



________________________________             ________________________________
                       Secretary                                    President


                      SEE REVERSE FOR CERTAIN DEFINITIONS